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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-96212 of Sanctuary Woods Multimedia Corporation on Form S-8 and Registration Statement No. 33-95464 of Sanctuary Woods Multimedia Corporation on Form S-3 of our report dated February 23, 1995 (except for Note 2 which is as of March 10, 1995 and Notes 9 and 15 which are as of September 20, 1995) which includes explanatory paragraphs referring to the Company's change in functional and reporting currency to United States dollars from Canadian dollars effective July 1, 1994 and November 1, 1994, respectively, and the 1994 consolidated financial statements having been prepared in accordance with generally accepted accounting principles of the United States appearing in the Annual Report on Form 10-K/A-3 of Sanctuary Woods Multimedia Corporation for the year ended December 31, 1995.

DELOITTE & TOUCHE

Chartered Accountants
Vancouver, Canada

January 13, 1997